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                                                                    EXHIBIT 23.0

CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-84050) of Laser Vision Centers, Inc. of our report dated June 7, 1999 relating to the financial statements, which appears on page F-1 of this Form 10-K.

/s/ PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP
St. Louis, Missouri
July 12, 1999